UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2011

Spectrum Control, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-8796	25-1196447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8031 Avonia Road, Fairview, Pennsylvania		16415
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (814) 474-2207

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 28, 2011, Spectrum Control, Inc. (the “Company” or “Spectrum”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with API Technologies, Corp. (“API”) and a wholly-owned subsidiary of API (“Merger Sub”). Pursuant to the Merger Agreement and upon the terms and subject to conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of API (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company, other than shares owned by the Company, API or Merger Sub will be automatically converted into the right to receive $20.00 in cash, without interest (the “merger consideration”). Each outstanding stock option of the Company will vest in full and be converted into the right to receive an amount in cash equal to (i) the number of shares underlying such option multiplied by (ii) the excess (if any) of the merger consideration, without interest, over the exercise price per share of such option.

The Merger Agreement contains a “go-shop” provision pursuant to which the Company and its representatives may solicit, provide information to, and engage in discussions with third parties with respect to alternative acquisition proposals for a 40-day period beginning on the date of the Merger Agreement. After the 40-day “go-shop” period, the Company and its representatives will be subject to “no-shop” restrictions on their ability to solicit alternative acquisition proposals, provide information and engage in discussions with third parties. None of the “no-shop” restrictions will apply for a 20-day period following the 40-day “go-shop” period with respect to any person or persons (any such person, an “Excluded Party”) from whom the Company received a written acquisition proposal during the “go-shop” period, if the Company’s board of directors (the “Company Board”) determines in good faith such person’s acquisition proposal constitutes a Superior Proposal (defined below) or is reasonably likely to lead to a Superior Proposal. If the Company and any Excluded Party do not enter into a definitive agreement during such 20-day period following the 40-day “go-shop” period, such person shall cease to be an “Excluded Party” for purposes of the Merger Agreement. In addition, until the required shareholder approval has been obtained, the restrictions on the Company’s ability to provide information and engage in discussions with third parties during the “no-shop” period shall not apply to persons from which the Company has received a bona fide acquisition proposal not solicited in breach of the Merger Agreement if the Company Board determines in good faith such person’s alternative proposal constitutes or is reasonably likely to lead to a Superior Proposal and the failure to provide such information or engage in discussions would be inconsistent with the Company Board’s fiduciary obligations under applicable law.

The Company Board has unanimously recommended that shareholders adopt the Merger Agreement. The Company Board may, prior to the time shareholder approval is obtained, make a change in its recommendation in favor of such adoption with respect to the transaction contemplated by the Merger Agreement and enter into a definitive agreement with respect to an acquisition proposal that did not result from a breach of the Merger Agreement, if the Company Board determines in good faith, after consulting with its financial advisors and outside legal counsel that (i) such acquisition proposal constitutes a Superior Proposal, and (ii) the failure to effect such change in recommendation and enter into a definitive agreement with respect to such Superior Proposal would be inconsistent with its fiduciary duties to the shareholders. A “Superior Proposal” means a written acquisition proposal, not the result of a breach of the Merger Agreement and, the definitive agreement for which is not subject to a financing contingency, that the Company Board determines in good faith after consultation with its financial advisor and outside legal counsel, and taking into consideration all financial, regulatory, legal and other aspects of such acquisition proposal (including the person making such acquisition proposal), as well as the impact of the acquisition proposal on the Company’s employees, suppliers, customers and creditors and the communities in which the company is located, that is more favorable to the Company and the shareholders than the Merger, and if consummated, would result in a transaction more favorable to the Company’s shareholders, than the terms set forth in the Merger Agreement (taking into consideration the conditionality and likelihood of consummation of such acquisition proposal) and, if consummated, would result in a transaction that is more favorable to the Company’s shareholders from a financial point of view). The Company must provide API with at least four business days advance written notice (the “Notice Period”), advising API of the Company Board’s intention to change its recommendation to the Company’s shareholders and to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, provide API in writing the material terms and conditions of a Superior Proposal and a copy of the relevant proposed transaction documents with the party making the Superior Proposal, the identity of the party making such proposal and a copy of other material documents, and must discuss and negotiate in good faith with API to the extent API wishes to do so, any proposed changes by API to the terms of the Merger Agreement as to permit the Company Board not to effect a change of its recommendation to the Company’s shareholders or to terminate the Merger Agreement in response to a Superior Proposal. In addition, following the Notice Period, and taking into account any revised proposal made by API since the commencement of the Notice Period, the Company Board must then again determine in good faith after consultation with its outside legal counsel and financial advisors that the Company Board is required to change its recommendation to the Company’s shareholders in the exercise of its fiduciary duties to the shareholders, and if in connection with a Superior Proposal, the Company must deliver to API an additional notice, which must comply with the information provided in any prior notice.

The Merger Agreement contains certain termination rights for both the Company and API. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay API a termination fee of $9.15 million, provided that if the Company enters into a definitive agreement with an Excluded Party with respect to a Superior Proposal during, or within 20 days after, the “go-shop” period, the termination fee would be $5.05 million. In addition, the Company is obligated under the Merger Agreement to reimburse API for an amount not to exceed $2.75 million for documented reasonable out of pocket fees and expenses incurred by API and its affiliates under certain circumstances, including in the event the Company has terminated the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal. In the event that the Merger Agreement is voted on by the shareholders and not approved, the Company would be required to reimburse API for API’s deal expenses up to an aggregate amount of $1.0 million within two business days following delivery of a reasonably detailed itemization of such expenses.

Consummation of the Merger is not subject to a financing condition, but is subject to customary conditions to closing, including the approval of a majority of the Company’s shareholders and receipt of requisite regulatory approvals. Consummation of the Merger is also conditioned on consent by holders of 95% of outstanding Company stock options to the conversion of their options in the Merger into the right to receive cash as described above.

Subject to the terms and conditions of the Merger Agreement, the Company is entitled to seek specific performance against API to enforce API’s obligations under the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the report and incorporated herein by reference.

On March 28, 2011, the Company and API issued a joint press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

The Merger Agreement has been included with this report to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties to the Merger Agreement. The representations and warranties in the Merger Agreement have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties to the Merger Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company, API or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02	Results of Operations and Financial Condition

On March 28, 2011, the Company issued an earnings release announcing its financial results for the 2011 first quarter ended February 28, 2011. A copy of the earnings release is attached as Exhibit 99.2.

The information furnished pursuant to Item 2.02 of this report, including Exhibit 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2011, the Company entered into an amendment (the “Amendment”) of the Employment and Consulting Agreement between the Company and Richard A. Southworth dated January 28, 2008, as amended as of November 9, 2009 (the “Agreement”). Pursuant to the Amendment, if there is a “change in control” with respect to the Company and Mr. Southworth’s employment as President or Chief Executive Officer of the Company is thereafter or thereupon terminated prior to November 30, 2011, Mr. Southworth will be retained by the Company as a consultant on the terms provided in the Agreement for a period of six years from the date of such termination. For services as a consultant under the Agreement, Mr. Southworth will receive annual compensation of $100,000, and in the event the six-year consulting term is (i) terminated by the Company for disability or death or just cause (as defined in the Agreement), Mr. Southworth or his estate will receive the portion of the annual fee earned but unpaid through the date of termination, (ii) terminated by the Company for any other reason, Mr. Southworth will be entitled to continuing payments of the annual consulting fee for the remainder of the consulting term on terms and conditions to be determined by the Board of Directors at the time of termination.

For purposes of the Amendment, “change in control” means the first of the following events to occur:

(a) Any acquisition or series of acquisitions by any person other than the Company, any of the subsidiaries of the Company, any employee benefit plan of the Company, or any of their subsidiaries, or any person holding common shares of the Company for or pursuant to the terms of such employee benefit plan, that results in that person becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either the then outstanding shares of the common stock of the Company (“Outstanding Company Common Stock”) or the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company (“Outstanding Company Voting Securities”). Notwithstanding the foregoing, any such acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities will not constitute a Change of Control while such Person does not exercise the voting power of its Outstanding Company Common Stock or otherwise exercise control with respect to any matter concerning or affecting the Company, or Outstanding Company voting Securities, and promptly sells, transfers, assigns or otherwise disposes of that number of shares of Outstanding Company Common Stock necessary to reduce its beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the Outstanding Company Common stock to below 50%;

(b) During any period not longer than 24 consecutive months, individuals who at the beginning of such period constitute the Board cease to constitute at least a majority of the Board, unless the election, or the nomination for election by the Company’s shareholders, of each new board member was approved by a vote of at least 2/3rds of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved); and

(c) Approval by the shareholders of the Company of

(i)	a sale of all or substantially all of the Company taken as a whole (with the stock or other ownership interests of the Company in any of its subsidiaries constituting assets of the Company for this purpose) to a person that is not an Affiliate of the Company (for purposes of this paragraph “sale” means any change of ownership), or

(ii)	an agreement to merge or consolidate or otherwise reorganize, with or into one or more persons that are not Affiliates of the Company, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after any such merger, consolidation or reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company immediately before such merger, consolidation or reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such merger, consolidation or reorganization and that such record owners hold no securities of the other parties to such merger, consolidation or reorganization), but including in such determination any securities of the other parties to such merger, consolidation or reorganization held by Affiliates of the Company.

For purposes of this definition, an “Affiliate” of, or a person “Affiliated” with, a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under current control with, the Person specified.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Agreement, copies of which are attached hereto as Exhibit 10.1, and incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated March 28, 2011, by and among the Company, API and Merger Sub*

10.1	Employment and Consulting Agreement dated January 28, 2008, as amended as of November 9, 2009, between the Company and Richard Southworth, and as further amended as of March 27, 2011.

99.1	Joint Press Release, dated March 28, 2011, issued by the Company and API.

99.2	Press Release, dated March 28, 2011, issued by the Company.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request made by the Securities and Exchange Commission.

Forward Looking Statements

This report may contain statements, including statements regarding whether the Merger will be consummated and the timing of the Merger, that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, such as market and economic conditions, the Company’s future performance, the requirement of approval of the Company’s shareholders, the results of the “go-shop” process and other risks, that may cause the conditions to the closing of the Merger not to be satisfied.

Additional Information and Where You Can Find It

In connection with the Merger, Spectrum will file proxy statements with the Securities and Exchange Commission (“SEC”) and mail a definitive proxy statement and other relevant documents regarding the Merger to its shareholders. SPECTRUM’S SHAREHOLDERS ARE URGED TO READ, WHEN AVAILABLE, SPECTRUM’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH SPECTRUM’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPECTRUM AND THE PROPOSED TRANSACTION. Spectrum’s shareholders may obtain a free copy of these documents, as well as other filings containing information about Spectrum, at the SEC’s website, http://www.sec.gov. Spectrum’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and any other relevant documents (when available) by directing a request to: Spectrum Control, Inc., 8031 Avonia Road, Fairview, PA 16415, Attention: Investor Relations, or by telephone at (814) 474-4310.

Spectrum and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Spectrum’s shareholders in respect of the Merger. Information concerning such participants and their respective interests in Spectrum by security holdings or otherwise is set forth in the proxy statement for Spectrum’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on March 3, 2011. Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant documents regarding the Merger when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SPECTRUM CONTROL, INC.
(Registrant)

Date: March 28, 2011	By:	/s/ John P. Freeman
(Signature)
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated March 28, 2011, by and among the Company, API and Merger Sub*

10.1	Employment and Consulting Agreement dated January 28, 2008, as amended as of November 9, 2009, between the Company and Richard Southworth, and as further amended as of March 27, 2011.

99.1	Joint Press Release, dated March 28, 2011, issued by the Company and API.

99.2	Press Release, dated March 28, 2011, issued by the Company.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request made by the Securities and Exchange Commission.